AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 2002
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                                  VALCOM, INC.
        (Exact name of small business issuer as specified in its charter)
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
               DELAWARE                                  7819                                58-1700840
    (State or other jurisdiction of           (Primary standard industrial      (I.R.S. Employer Identification No.)
    incorporation or organization)            classification code number)
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                   -------------------------------------------
                           26030 Avenue Hall, Studio 5
                           Valencia, California 91355
                                 (661) 257-8000
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                   -------------------------------------------
                                Vince Vellardita
                            Chairman, President & CEO
                           26030 Avenue Hall, Studio 5
                           Valencia, California 91355
                                 (661) 257-8000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                   ------------------------------------------
                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                   ------------------------------------------
                        Approximate date of proposed sale
                  to public: As soon as practicable after this
                    registration statement becomes effective.
                   ------------------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-89996

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           --------------------------
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                         CALCULATION OF REGISTRATION FEE
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==================================== ================ ======================= ======================== ================
                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE        OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION
         TO BE REGISTERED              REGISTERED        PER SECURITY(1)             PRICE(1)                FEE
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common stock, $.001 par value            50,000              $0.59                    $29,500            $3.00

------------------------------------ ---------------- ----------------------- ------------------------ ----------------
TOTAL                                                                                                    $3.00
==================================== ================ ======================= ======================== ================
(1)      Estimated solely for the purpose of determining the registration fee.

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                           --------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form SB-2 (File No. 333-89996 file by ValCom, Inc. with the Securities and Exchange Commission (the "Commission") on June 7, 2002, including the exhibits thereto, which was declared effective by the Commission on July 15, 2002, is incorporated herein by reference.


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                                   SIGNATURES

         In accordance the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Valencia, California on August 6, 2002.

VALCOM, INC.

By:  /s/ Vince Vellardita
         Vince Vellardita, President and Chief Executive Officer


            In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.
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    SIGNATURE                                   CAPACITY                                   DATE
    ---------                                   ---------                                  ----


/s/ Vince Vellardita                  President, Chief Executive Officer and Chairman     August 6, 2002
Vince Vellardita



/s/ Steve Weber                       Director                                            August 6, 2002
Steve Weber

/s/ Ronald Foster                     Vice President, Secretary & Director                August 6, 2002
Ronald Foster


/s/ David Weiner                      Director                                            August 6, 2002
David Weiner
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
EXHIBIT
NUMBER                  DESCRIPTION

 5.1                    Opinion from Counsel
23.1                    Consent from Accountants
23.2                    Consent from Counsel (included in Exhibit 5.1)